                                               Exhibit 23.2


                           CONSENT


BENEFICIAL CORPORATION

          We consent to the incorporation by reference in this Registration Statement of Beneficial Corporation on
Form S-3 of our report dated January 31, 1995, appearing in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
November 17, 1995